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                                                                     EXHIBIT 8.1

                         MACHADO, MEYER, SENDACZ E OPICE
                                    ADVOGADOS

                        RUA DA CONSOLACAO, 247, 4 ANDAR
                         01301-903 SAO PAULO, SP, BRASIL
                   TEL. 55 11 3150-7000 - FAX 55 11 3150-7071
                                MMSO@MMSO.COM.BR
                             WWW.MACHADOMEYER.COM.BR

  BRASILIA - RIO DE JANEIRO - SALVADOR - PORTO ALEGRE - NOVA IORQUE - FORTALEZA


                                                                November 8, 2004


TELESP CELULAR PARTICIPACOES S.A.
Avenida Roque Petroni Junior, 1.464 - 6th floor
Sao Paulo - SP
Brazil

Ladies and Gentlemen,

We have acted as Brazilian counsel to Telesp Celular Participacoes S.A. ("TCP") in connection with an envisaged capital increase, within its authorized capital ("Capital Increase"), and the related filing by TCP on October 12, 2004 of a Registration Statement on Form F-3 ("TCP Form F-3") with the U.S. Securities and Exchange Commission in connection with the issuance of shares by TCP under the Capital Increase.

We hereby confirm that the discussion set forth in the TCP Form F-3 and the related prospectus under the caption "Taxation - Material Brazilian Tax Consequences", insofar as such discussion relates to the Brazilian tax consequences currently applicable to non-Brazilian holders and subject to the assumptions, qualifications and limitations contained therein, are the opinions of Machado, Meyer, Sendacz e Opice Advogados, based on what is expressed in Brazilian law in force as of date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the TCP Form F-3 and to the reference to our name under the above-mentioned captions of the TCP Form F-3.


                                Very truly yours,

                                /s/ Moshe B. Sendacz